EXHIBIT 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement of Gilead Sciences, Inc. on Form S-3 of our report dated February 7, 2003 relating to the consolidated financial statements of Triangle Pharmaceuticals, Inc., which appears in the Current Report on Form 8-K/A of Gilead Sciences, Inc. dated March 13, 2003. We also consent to the reference to us under the heading "Experts" in this Post-Effective Amendment No. 1 to such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina
October 3, 2003